EXHIBIT 10.13

                        SEPARATION AGREEMENT AND RELEASE

     This Separation Agreement and Release ("Agreement") is made this 2nd day of April, 2006, between Neil M. Hughes ("Employee") and (ii) Air Methods Corporation ("the Company"). Employee and Company are referred to collectively as the "Parties."

                                    RECITALS
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     A.   The Employee has been employed by the Company pursuant to the terms of an Employment Agreement dated January 1, 2003, as amended as of January 3, 2006, (the "Employment Agreement").

     B. The Employee has given notice to the Company of his resignation as an employee of the Company. The Parties wish to end the employment relationship between them and resolve fully and finally all of their rights and responsibilities with respect to each other on the terms set forth in this Separation Agreement.

     C. In order to accomplish an amicable termination of the employment relationship between them, the Parties are willing to enter into this Agreement.

     The Parties therefore agree as follows:

     1.   Resignation and Effective Dates. As of April 2, 2006, the Employee
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shall resign his employment with the Company (the "Resignation Date").  This
Agreement shall become effective (the "Effective Date") on the eighth day after Employee's execution of this Agreement, provided that the Employee has not revoked his acceptance pursuant to subparagraph 13i.
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     2.   Accrued Compensation. On the Resignation Date the Company shall pay
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Employee all wages, benefits, and reimbursements due under applicable state and federal law. Wages shall be computed in accordance with the Company's standard procedures. All expense reports filed by Employee for reimbursement must be filed by April 12, 2006. Reimbursement for such expenses not made shall be made by Company as soon as practical.

     3.   Separation Payment.
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          a.   In addition to the payment of wages and benefits and
reimbursement of expenses referred to in paragraph 2 of this Agreement, the
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Company shall pay Employee twelve (12) months of separation pay, less applicable deductions, at the annual rate equal to the Executive's highest cash compensation received during any 12-month period of his employment which is $320,100. Such separation pay shall be paid at such regular intervals as the Company pays compensation to the executives. If the Employee is participating within the 401(k) Plan, only the first two and one half months of severance will be subject to the employee's 401(k) elected contribution and company's contribution.

          b. Reporting of and withholding on these payments for tax purposes shall be at the discretion of the Company in conformance with applicable tax laws. If, for any reason, at any time, a claim is made against the Company for any additional tax or withholding in


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connection with or arising out of the payment pursuant to subparagraph a above,
Employee shall pay any such claim within thirty (30) days of being notified by the Company and agrees to indemnify the Company and hold it harmless against such claims, including but not limited to any taxes, attorneys' fees, penalties and/or interest, which are or become due from the Company.

     4.   Insurance Coverage. Provided that Employee timely elects continuation
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coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as
amended ("COBRA"), the Company shall pay, on Employee's behalf, the entire health and dental insurance premiums for the period through March 31, 2007. The premium paid by the Company shall provide for coverage for only those eligible dependents of Employee, if any, who were enrolled in the Company's health and dental insurance plans as of the Resignation Date. For the balance of the period that Employee is entitled to coverage under COBRA, Employee shall be entitled to maintain coverage for Employee and Employee's dependents at Employee's sole expense. The Company's obligation to pay the Employee's insurance premiums shall cease upon the date the Employee begins other employment in connection with which he is entitled to health insurance coverage.

     5.   Stock Options. The Company has previously granted to the Employee
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options to purchase shares of the Company's common stock.  The Company and the
Employee agree that, as of the Effective Date, options, exercisable at the following prices and in the following number of shares, are exercisable by the
Employee:

          Date of Grant  Number of Vested Options  Exercise Price
          -------------  ------------------------  --------------
          6/27/02                 25,000           $        8.889
          01/01/04                15,000           $        8.98
          01/03/02                20,000           $        6.15

Such options may be exercised at any time up to and including ninety (90) days after the Effective Date in the manner provided in the Company's 1995 Stock Option Plan and the Stock Option Agreements between the Employee and the Company reflecting such option grants.

Employee acknowledges responsibility to continue to be subject to the Company's Insider Trading Policy during his employment with the Company.

     6.   Outplacement. The Company will pay for outplacement counseling with a
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counselor not to exceed $5,000 should the Employee request outplacement. Contact the Company's Vice President of Human Resources for further information.

     7.   Mutual General Release.
          ----------------------

          a. Employee and his assigns, heirs, and successors hereby voluntarily and knowingly release and discharge the Company and its successors, subrogees, assigns, principals, agents, partners, employees, shareholders, members, officers, directors, board members, subsidiaries, affiliates and associates from any and all claims, actions, causes of action, liabilities, demands, rights, damages, costs, attorney's fees, expenses and controversies of every kind and description from the beginning of time through the Effective Date. The Company


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hereby voluntarily and knowingly releases and discharges Employee and his assigns, heirs and successors from any and all claims, actions, causes of action, liabilities, demands, rights, damages, costs, attorney's fees, expenses and controversies of every kind and description from the beginning of time through the Effective Date.

          b. This release shall include, by way of example and not limitation, all claims, actions, causes of action, liabilities, demands, rights, damages, costs, attorneys' fees, expenses and controversies of every kind which arise out of, relate to, or are based on (i) Employee's employment with the Company or the termination thereof, (ii) statements, acts or omissions by the Parties whether in their individual or representative capacities, (iii) express or implied agreements between the Parties (excluding any claims which may arise concerning enforcement of this Agreement), and (iv) all state and federal statutes, including without limitation, all claims based on race, sex, age, disability or any other characteristic of Employee under the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Worker's Benefit Protection Act, the Equal Pay Act, Title VII of the Civil Rights Act of 1964 (as amended), the Employee's Retirement Income Security Act of 1974, the Rehabilitation Act of 1973, the Plant Closing Act, and all federal and state common law claims. Employee's release includes, but is not limited to, claims that he was fraudulently induced to enter into this Agreement.

          c. The mutual releases set forth in this paragraph 7 include claims of every nature and kind, known or unknown, suspected or unsuspected. Employee and Company hereby acknowledge that they may hereafter discover facts different from, or in addition to, those which they now know to be or believe to be true with respect to this Agreement, and they agree that this Agreement and the release contained herein shall be and remain effective in all respects, notwithstanding such different or additional facts or the discovery thereof.

     8.   Covenant Not to Compete. During the continuance of his employment by
          -----------------------
the Company and for a period of twelve (12) months after the Effective Date, the Employee shall not, anywhere in the United States, engage in any business which competes directly or indirectly with the Company. Any company or business which is engaged in the air medical transport business or the business of furnishing or retrofitting aircraft to provide medical transports shall be deemed to be engaged in business in competition with the Company.

     9.   Protection of Company's Trade Secrets and Confidential Information.
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          a.   Protection is Reasonable and Necessary. The Employee acknowledges
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that information of the nature set forth in subparagraph 9b has been and is
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currently being kept secret in connection with the performance of services for the Company hereunder and shall be held by him in strict confidence as a trade secret and that unauthorized use or disclosure thereof will naturally injure and damage the Company's business. Additionally, the Employee acknowledges that the business of the Company is substantially dependent upon the information, data and other materials described in subparagraph 9b; that such information, data
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and materials in the form developed and utilized by the Company are unique and known only to the Employee, the Company and certain of its key employees; and that title, ownership, possession and control thereof at all times remains vested in the Company. The Employee further acknowledges that as a result of the expense and lengthy period of time invested by the Company and its employees


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
(including the Employees) in accumulating, on an ongoing basis, the fund of information and data listed in subparagraph 9b, the continuing viability of the
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Company's business would be seriously impaired by disclosure or unauthorized use of such information and data. Consequently, the parties deem the restrictions on disclosure and use thereof contained in this paragraph 9 to be in all
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respects reasonable and necessary.

          b.   Nonuse and Nondisclosure of Information. The Employee expressly
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agrees that for a period of five (5) years after the Effective Date he shall not at any time or in any manner use, copy, disclose, divulge, transmit, convey, transfer or otherwise communicate, either directly or indirectly, without the prior written consent of Company, to any person, firm, corporation or other entity, any information regarding the following or like aspects of the Company's business, which the Company has not theretofore generally disclosed to the public (hereinafter referred to collectively as the "confidential information"):
(i) the manner of operation, organization and management of the business; (ii) financial and cost information, business plans and strategy; (iii) marketing information, plans, and strategy; (iv) trade secrets and proprietary information; (v) discoveries, concepts, ideas, processes, methods, formulas, techniques and trade secrets, used, developed, created, licensed or purchased by the Company. All records of confidential information prepared by the Employee during his employment by the Company or which come into his possession are and shall remain the property of the Company

     10.  Return of Materials. By the close of business on the Resignation
          -------------------
Date, Employee shall turn over to the Company all documents concerning any confidential or proprietary information of the Company and any documents owned by the Company which are in his possession or control, including all originals, copies, notes, summaries, or documents referring to, summarizing, or describing any such materials. In addition, by the close of business on the Effective Date, Employee shall turn over to the Company the following items: all keys to Company offices, all office passes, and all Company credit cards.

     11.  Nondisparagement. The Parties agree not to make to any person any
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statement that disparages the other party or reflects negatively upon it, including, without limitation, statements concerning the company's financial condition, business practices, and employment practices.

     12.  No Admission of Liability. The Parties agree that nothing contained
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herein, and no action taken by any party hereto with regard to this Agreement, shall be construed as an admission by any party of liability or of any fact that might give rise to liability for any purpose whatsoever.

     13.  Warranties. The Employee makes the following warranties and
          ----------
representations:

          a. He has read this Agreement, and agrees to the conditions and obligations set forth in it;

          b. He has voluntarily executed this Agreement after having been advised to consult with legal counsel and after having had opportunity to consult with legal counsel and without being pressured or influenced by any statement or representation of any person acting on behalf of the Company;


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
          c. He has voluntarily executed this Agreement without relying upon any statement or omission of any person acting on behalf of the Company;

          d. He has no knowledge of the existence of any lawsuit, charge, or proceeding against the Company or any of its officers, directors, agents or employees arising out of or otherwise connected with any of the matters herein released;

          e. He has full and complete legal capacity to enter into this Agreement;

          f. He is the only party who has any interest in the claims, demands, obligations or causes of action referred to in this Agreement, he has the sole right and exclusive authority to execute this Agreement, and Employee has the sole right to receive the consideration specified in it;

          g. He warrants and represents that the action, causes of action, claims, demands, damages and controversies described herein are free and clear of any pledges, charges, equities, claims, covenants, liens or encumbrances;

          h. He has had at least twenty-one days in which to consider the terms of this Agreement. In the event that Employee executes this Agreement less than twenty-one days after it was initially presented to him, it is with the full understanding that he could have reviewed and considered the Agreement for the full twenty-one days before executing it if he had so desired and that he was not pressured by the Company or any of its representatives or agents to take less time to consider the Agreement. In such event, the Employee expressly intends such execution to be a waiver of any right he had to review the Agreement for a full twenty-one days;

          i. He has been informed and understands that (i) to the extent that this Agreement waives or releases any claims he might have under the Age Discrimination in Employment Act, 29 U.S.C. Sec. 621 et seq., he may rescind
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that aspect of the Agreement within seven calendar days of the execution of this
Agreement (the seventh day following execution being referred to as the "Revocation Date") and (ii) any such rescission must be made in writing and hand delivered to the Human Resources Director for the Company on or before the Revocation Date; and

          j. The Employee represents and warrants that he is not otherwise entitled to receive the consideration described in paragraph 2, and he expressly
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acknowledges that that amount is good and sufficient consideration for this
Agreement.

     14.  Entire Agreement. This Agreement is the entire agreement between the
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Parties, and cannot be modified except in writing signed by all parties.

     15.  Applicable Law. This Agreement shall be interpreted and construed in
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accordance with the laws of the State of Colorado, without regard to its conflicts of law provisions.


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
     IN WITNESS WHEREOF, the Parties have executed this Separation Agreement and Release as of the date first set forth above.


/s/ Neil M. Hughes
-------------------------------------------------
EMPLOYEE


COMPANY:

AIR METHODS CORPORATION

By:  /s/ Aaron D. Todd
    ---------------------------------------------
         Aaron Todd
         President and Chief Executive Officer


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